
                                                                            Exhibit FS-7
                                                                            Financial Statements
                                                                            Page 1 of 1


                                               CINERGY CORP.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS

                                 TWELVE MONTHS ENDED JUNE 30, 1995



                                                                  Pro Forma
                                                     Actual      Adjustments    Pro Forma
                                                 ------------   -----------   ------------
                                                           (dollars in thousands)

         Balance, July 31, 1994                  $    943,659                 $    943,659

           Net income                                 204,511   $       843        205,354

           Dividends on common stock                 (243,797)                    (243,797)

           Other                                       (4,279)                      (4,279)

                                                 ------------   -----------   ------------
         Balance, June 30, 1995                  $    900,094   $       843   $    900,937
                                                 ============   ===========   ============









































                    The Pro Forma Adjustments are shown on Exhibit FS-8 of this filing.